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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             HOMESTEAD BANCORP, INC.

         Article 1. Name. The name of the corporation is Homestead Bancorp, Inc. (hereinafter referred to as the "Corporation").

         Article 2. Nature of Business. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be formed under the Louisiana Business Corporation Law, as amended (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

         Article 3. Duration. The term of the existence of the Corporation shall be perpetual.

         Article 4. Capital Stock.

         A. Authorized Amount. The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000, of which 5,000,000 shall be serial preferred stock, par value $.01 per share (hereinafter the "Preferred Stock"), and 10,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

         B. Common Stock. Except as provided in this Article 4 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation, except as provided in
Article 10. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

         C. Authority of Board to Fix Terms of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

         Article 5. Incorporator. The name and mailing address of the sole incorporator is as follows:


                                                                     Number and
                                                                      Class of
                                                                       Shares
       Name                             Address                    Subscribed For

----------------------      --------------------------------     ------------------
Ponchatoula Homestead        195 North Sixth Street              100 shares of
Savings, F.A.                Ponchatoula, Louisiana 70454        Common Stock


         Article 6. Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

         A. Number. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be no less than five and no more than 15, as specified in the Corporation's Bylaws, as may be amended from time to time.

         B. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. At each annual meeting of stockholders, the directors elected to succeed those in the class whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the terms of such Preferred Stock.

         C. No Cumulative Voting. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

         D. Vacancies. Except as otherwise fixed pursuant to the provisions of
Article 4 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased

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number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         E. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office without cause by an affirmative vote of not less than 75% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose and may be removed from office with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         F. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article 6.F shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article 6.F shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 6.F. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting following the completion of the reorganization of Ponchatoula Homestead Savings, F.A., Ponchatoula, Louisiana (the "Association") from the mutual holding company structure to the stock holding company structure (which meeting is expected to be held in April 1999), notice by the stockholder must be so delivered or received no later than the close of business on Monday, January 4, 1999. Such stockholder's notice shall set forth (a) the name, age, business address and residence address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the principal occupation or employment of the stockholder submitting the notice and of each person being nominated; (c) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article 9.A(e) hereof) by the stockholder submitting the notice, by any Person

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who is Acting in Concert with or who is an Affiliate or Associate of such stockholder (as such capitalized terms are defined in Article 9.A hereof), by any Person who is a member of any group with such stockholder with respect to the Corporation stock or who is known by such stockholder to be supporting such nominee(s) on the date the notice is given to the Corporation, by each person being nominated, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class of number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and stockholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, stockholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust); (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding the stockholder submitting the notice, each nominee proposed by such stockholder and any other Person covered by clause (c) of this paragraph as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article 6.F. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article 6.F in any material respect, the Secretary of the Corporation or a duly authorized representative of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 6.F in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation or a duly authorized representative of the Corporation shall notify a stockholder in writing

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whether his nomination has been made in accordance with the time and informational requirements of this Article 6.F. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article 6.F. If the presiding officer determines that a nomination was made in accordance with the terms of this Article 6.F, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 6.F, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article 6.F shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         G. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any insured institution subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

         Article 7. Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

         Article 8. Indemnification, etc. of Officers, Directors, Employees and Agents.

         A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

         C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. Insurance. The Corporation shall have the power to purchase and maintain insurance or another similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 8.

         F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this
Article 8.

         G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall

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alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

         Article 9. Meetings of Stockholders and Stockholder Proposals

         A.       Definitions.

                  (a) Acquire. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (b) Acting in Concert. The term "Acting in Concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (c) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (d) Associate. The term "Associate" used to indicate a relationship with any Person means:

                           (i) Any corporation, partnership, limited liability
                  company or other organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer, partner or member or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) Any trust or other estate in which such Person
                  has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

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                           (iii) Any relative or spouse of such Person (or any
                  relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                           (iv) Any investment company registered under the
                  Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (e) Beneficial Owner (including Beneficially Owned). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                           (i) With respect to which such Person or any
                  Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any Affiliate or Associate
                  of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Article 9.A(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this
                  Article 9 of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article 9.A(e), but shall not include any other Voting Shares which may be issuable in such manner.

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                  (f) Offer. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price.

                  (g) Person. The term "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                  (h) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (i) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (j) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

                  (k) Certain Determinations With Respect to Article 9. A majority of the directors shall have the power to determine for the purposes of this Article 9, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (D) such other matters with respect to which a determination is required under this Article 9.

                  (l) Directors, Officers or Employees. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

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         B. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the President, or (iii) by Persons who Beneficially Own an aggregate of at least 50% of the outstanding Voting Shares.

         C. Action Without a Meeting. Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation as part of the corporate records.

         D. Stockholder Proposals. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article 9.D.

         Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 9.D. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting following the completion of the reorganization of the Association from the mutual holding company structure to the stock holding company structure (which meeting is expected to be held in April 1999), notice by the stockholder must be so delivered or received no later than the close of business on Monday January 4, 1999. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock which are Beneficially Owned by the stockholder submitting the notice, by any Person who is Acting in Concert with or who is an Affiliate or Associate of such stockholder, by any Person who is a member of any group with such stockholder with respect to the Corporation stock or who is known by such stockholder to be supporting such proposal on the date the

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notice is given to the Corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons (if any of the foregoing Persons is a partnership, corporation, limited liability company, association or trust, information shall be provided regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and stockholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, stockholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust), (d) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (e) any material interest of the stockholder in such business.

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article 9.D. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the information requirements of this Article 9.D in any material respect, the Secretary of the Corporation or a duly authorized representative of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time not to exceed five days from the date such deficiency notice is given to the stockholder as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 9.D in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation or a duly authorized representative of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this
Article 9.D. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article 9.D. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article 9.D, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article 9.D, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

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         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         Article  10. Restrictions on Offers and Acquisitions of the
                      Corporation's Equity Securities.

         A. Restrictions. The definitions and other provisions set forth in
Article 9.A are also applicable to this Article 10. Except as set forth in
Article 10.B, for a period of five years from the completion of the reorganization of the Association from the mutual holding company structure to the stock holding company structure, no Person shall directly or indirectly Offer to Acquire or Acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

         B. Exclusions. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan or arrangement established by the Corporation or the Association and any trustee of such a plan or arrangement, and (iii) any other Offer or acquisition approved in advance by the affirmative vote of two-thirds of the Corporation's entire Board of Directors.

         C. Remedies. In the event that shares are acquired in violation of this
Article 10, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and (i) shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to stockholders for a vote, (ii) the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of the Corporation's equity securities to any Person who is the Beneficial Owner, or as the result of such transfer would become the Beneficial Owner, of Excess Shares, and (iii) the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

         For purposes of ensuring compliance with Article 10.A, in the event any partnership, corporation, limited liability company, association or trust is deemed to Beneficially Own more than 5% of any class of the Corporation's stock, either by itself or together with one or more other Persons who is an Affiliate of or Acting in Concert with such entity or who is a member of any group with such entity with respect to the Corporation's stock, then the

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Corporation shall be entitled upon written request to such entity to receive information regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and stockholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, stockholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust.

         E. Severability. In the event any provision (or portion thereof) of this Article 10 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article 10 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this
Article 10 remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders.

         Article 11.       Amendment of Articles and Bylaws.

         A. Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of at least 75% of the Voting Shares (as defined in Article 9 hereof and after giving effect to Article 10.C hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, any amendment to these Articles of Incorporation recommended for adoption by at least two-thirds of the entire Board of Directors (including any vacancies) shall, to the extent the Business Corporation Law of the State of Louisiana requires stockholder approval of such amendment, require the affirmative vote of a majority of the Voting Shares (as defined in Article 9 hereof and after giving effect to Article 10.C hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

         B. Bylaws. The Board of Directors, to the extent permitted by law, or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the Voting Shares of the Corporation (as defined on Article 9 hereof and after giving effect to Article

                                       13


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10.C hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the Voting Shares of the Corporation (as defined in Article 9 hereof and after giving effect to Article 10.C hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Sections 4.1, 4.2, 4.3 and 4.4 of the Bylaws and Articles VIII and XII of the Bylaws.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Louisiana Business Corporation Law, as amended, through these Articles of Incorporation, has caused these Articles of Incorporation to be signed by its President and Chief Executive Officer, who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 27th day of February 1998.

ATTEST                    (SEAL)         PONCHATOULA HOMESTEAD SAVINGS, F.A.

\s\Barbara B. Theriot                    By:   \s\Lawrence C. Caldwell, Jr.
---------------------                       -----------------------------------
Barbara B. Theriot,                         Lawrence C. Caldwell, Jr., President
Secretary                                   and Chief Executive Officer

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                                 ACKNOWLEDGMENT

STATE OF LOUISIANA
TANGIPAHOA PARISH

         On this 27th day of February 1998, before me appeared Lawrence C. Caldwell, Jr., to me personally known, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of Ponchatoula Homestead Savings, F.A. (the sole incorporator of Homestead Bancorp, Inc.), that the seal affixed to the above and foregoing instrument is the corporate seal of said Association and that the instrument was signed and sealed on behalf of the Association by authority of its Board of Directors; and said Lawrence C. Caldwell, Jr. acknowledged the instrument to be the free act and deed of the Association.

                                                    \s\Lawrence C. Caldwell, Jr.
                                                    ----------------------------
                                                       Lawrence C. Caldwell, Jr.

         SWORN TO AND SUBSCRIBED before me this 27th day of February 1998.

         Allen B. Pierson, Jr.
         ---------------------------------
         NOTARY PUBLIC